UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 19, 2012

Joe’s Jeans Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

2340 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 19, 2012, the Board of Director’s of Joe’s Jeans Inc. (the “Company”) elected Ms. Joanne Calabrese to fill a newly created vacancy on its Board of Directors and the Company issued a press release, which is attached hereto and incorporated herein by reference as Exhibit 99.1 to this Current Report on Form 8-K regarding the announcement of its newly appointed director and her business experience.

Ms. Calabrese has not yet been nominated to any committees of the Board of Directors of the Company.  There was no arrangement or understanding between Ms. Calabrese and any other persons pursuant to which she was selected as a director, nor has Ms. Calabrese had any previous transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Calabrese’s appointment as a member of the Company’s Board of Directors, Ms. Calabrese received a grant of restricted stock units (“RSUs”) from the Company’s Amended and Restated 2004 Stock Incentive Plan in the amount of 38,889 shares that vest on a quarterly basis over the course of 12 months along with a cash payment of $23,333.20 to be paid in quarterly installments of $5,833.30 to cover tax obligations associated with the vesting of the RSUs.  The RSUs are subject to the terms and conditions of the Plan and applicable award agreement, a form of which was previously filed.

ITEM 9.01             Financial Statements and Exhibits

(d)                            Exhibits.

Exhibit
Number	Description

99.1	Press Release dated March 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.
(Registrant)

Date: March 22, 2012	By:	/s/ Marc Crossman
Marc Crossman
Chief Executive Officer, President, and Director
(Principal Executive Officer)

Exhibit Index

Exhibit
Number	Description

99.1	Press Release dated March 19, 2012